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                           EDEN BIOSCIENCE CORPORATION

                                    RESTATED
                            ARTICLES OF INCORPORATION



                                 ARTICLE 1. NAME

          The name of this corporation is Eden Bioscience Corporation.

                            ARTICLE 2. CAPITAL STOCK

2.1     AUTHORIZED CAPITAL

        The total number of shares that this corporation is authorized to issue is 110,000,000, consisting of 100,000,000 shares of Common Stock, par value $.0025 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share. The Common Stock is subject to the rights and performances of Preferred Stock as set forth below.

2.2     ISSUANCE OF PREFERRED STOCK IN SERIES

        The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Restated Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the authority to fix and determine and to amend, subject to these provisions, the designation, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

                     ARTICLE 3. REGISTERED OFFICE AND AGENT

        The address of the registered office of the corporation is 1201 Third Avenue, 40th Floor, Seattle, Washington 98101-3099, and the name of the registered agent at such address is Lawco of Washington, Inc.



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                          ARTICLE 4. PREEMPTIVE RIGHTS

        No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                          ARTICLE 5. CUMULATIVE VOTING

        The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

                              ARTICLE 6. DIRECTORS

        The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein. At the first annual election of Directors following the date of these Articles of Incorporation, the Board of Directors shall be divided into three classes, with said classes to be as equal in number as may be possible, with any Director or Directors in excess of the number divisible by three being assigned to Class 3 and Class 2, as the case may be. At the first election of Directors to such classified Board of Directors, each Class 1 Director shall be elected to serve until the next ensuing annual meeting of shareholders, each Class 2 Director shall be elected to serve until the second ensuing annual meeting of shareholders and each Class 3 Director shall be elected to serve until the third ensuing annual meeting of shareholders. At each annual meeting of shareholders following the meeting at which the Board of Directors is initially classified, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. Notwithstanding any of the foregoing provisions of this Article, Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of Directors.

        The Directors of this corporation may be removed only for cause; such removal shall be by the holders of not less than two-thirds of the shares entitled to elect the Director or Directors whose removal is sought in the manner provided by the Bylaws.

                                ARTICLE 7. BYLAWS

        The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.

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                        ARTICLE 8. AMENDMENTS TO ARTICLES

        This corporation reserves the right to amend or repeal any of the provisions contained in these Amended and Restated Articles of Incorporation in any manner now or hereafter permitted by law, and the rights of the shareholders of this corporation are granted subject to this reservation. The limitations on amendment of these Articles of Incorporation set forth in Section 8.1, 8.2 and
8.3 shall apply.

8.1.    SUPERMAJORITY VOTING

        Except as provided in Section 8.2 or Section 8.3, the following Articles may be amended or repealed only upon the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board authorizing the issuance of a class or series of Common Stock or Preferred Stock, by the affirmative vote of the holders of at least two-thirds of the outstanding shares of such class or series, voting as a separate voting group:

        Article 6 ("Directors")

        Article 8 ("Amendments to Articles of Incorporation")

        Article 9 ("Limitation of Director Liability")

        Article 10 ("Indemnification")

        Article 11 ("Special Meeting of Shareholders")

8.2.    MAJORITY VOTING

        Notwithstanding the provisions of Section 8.1, and except as provided in
Section 8.3, an amendment or repeal of an Article identified in Section 8.1 that is approved by a majority of the Continuing Directors (as defined in Section 8.3), voting separately and as a subclass of Directors, shall require the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock or required by the provisions of the Washington Business Corporation Act, by the affirmative vote of the holders of at least a majority of the outstanding shares of such class or series, voting as a separate voting group.


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8.3.    NO SHAREHOLDER VOTE

        Notwithstanding the provisions of Section 8.1 or 8.2 hereof, if the amendment or repeal of any Article not identified in Section 8.1 shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such amendment or repeal is not otherwise required to be approved by this corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Amended and Restated Articles of Incorporation other than this Article 8, then no vote of the shareholders of this corporation shall be required for approval of such amendment or repeal.

8.4     DEFINITION OF "CONTINUING DIRECTOR"

        "Continuing Director" means any member of the Board of Directors who was a member of the Board of Directors on July 6, 2000 or who is elected to the Board of Directors after July 6, 2000 upon the recommendation of a majority of the Continuing Directors voting separately and as a subclass of Directors on such recommendation.

                   ARTICLE 9. LIMITATION OF DIRECTOR LIABILITY

        To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article 9 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                           ARTICLE 10. INDEMNIFICATION

        This corporation shall indemnify any individual made a party to a proceeding because that individual is or was a director of this corporation and shall advance or reimburse the reasonable expenses incurred by such individual in advance of final disposition of the proceeding, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 of the Washington Business Corporation Act, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by these Amended and Restated Articles of Incorporation, to the full extent and under all circumstances permitted by applicable law.

                  ARTICLE 11. SPECIAL MEETINGS OF SHAREHOLDERS

       The Chairman of the Board, the President or the Board of Directors may call special meetings of the shareholders for any purpose. Further, a special meeting of the


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shareholders shall be held if the holders of not less than twenty-five (25%)
percent of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary of this corporation, no later than twenty (20) days prior to the date of such meeting, one or more written demands for such meeting describing the purpose or purposes for which it is to be held.

        DATED:   November 8, 2000

                                      EDEN BIOSCIENCE CORPORATION



                                      By: /s/ Jerry L. Butler
                                         ---------------------------------------
                                          Jerry L. Butler
                                          President and Chief Executive Officer


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